SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT


                        PURSUANT TO SECTION 13 OR 15 (d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of Earliest event reported)March 17, 2005


                               FORME CAPITAL, INC.

             (Exact Name of Registrant as Specified in its Charter)




               Delaware              33-19435            75-2233445

             (State of             (Commission         (IRS Employer
             Incorporation)        File Number)     Identification No.)


                 18170 Hillcrest, Suite 100, Dallas, Texas 75252

                    (Address of Principal Executive Offices)

      Registrant's telephone number, including area code:(972)612 1400

ITEM 8.01  Other Events

On March 17, 2005 Registrant accepted for retirement into Treasury 63,000,000 common shares in Registrant from Daniel Wettreich, the President and Director of the Registrant, for nil consideration. Following this transaction, the
Registrant has 100,000,000 common shares authorized, of which 12,715,100 are issued. Of the issued and outstanding common shares 11,824,200 (representing approximately 93%) are now beneficially owned by Daniel Wettreich.

                                   SIGNATURES


Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                   FORME CAPITAL, INC.


                                   By:  /s/ Daniel Wettreich
                                      -------------------------
                                      Daniel Wettreich
                                      President

                                   Dated:  March 17, 2005